Filed Pursuant to Rule 424(b)(5)
Registration No. 333-240467
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 11, 2020)
Up to $50,000,000

Common Stock
CarParts.com, Inc. has entered into an Equity Offering Sales Agreement (the “Sales Agreement”) with D.A. Davidson & Co. (“D.A. Davidson”), relating to the sale of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50 million from time to time through D.A. Davidson acting as agent (the “Sales Agent”).
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of common stock, but as instructed by us will make all sales using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms and conditions of the Sales Agreement on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of common stock having an aggregate sales price of $50,000,000 and (2) the termination by us or the Sales Agent of the Sales Agreement pursuant to its terms. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”
The Sales Agent will be entitled to compensation at a fixed commission rate of 1.5% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of shares of our common stock on our behalf, the Sales Agent may, and in connection with the sale of common stock purchased by an Agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may, or will, as applicable, be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.
Our common stock is currently listed on the Nasdaq Global Market under the symbol “PRTS.” The last reported sale price of our common stock on December 17, 2021 was $12.52 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, beginning on page 4 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
D.A. Davidson & Co.
The date of this prospectus supplement is December 20, 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Sales Agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Sales Agent are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus describes the specific terms of this offering and certain other matters. You should rely only on the information contained in, or incorporated by reference in, this prospectus and any related “free writing prospectus.” Neither we nor the Sales Agent has authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in our common stock.
We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context requires otherwise, as used in this report, the terms “CarParts.com,” the “Company,” “we,” “us” and “our” refer to CarParts.com, Inc. and its subsidiaries.
U.S. Auto Parts®, U.S. Auto Parts Network™, Kool-Vue®, JC Whitney®, Carparts.com®, and Evan Fischer®, amongst others, are our United States trademarks. All other trademarks and trade names appearing in this report are the property of their respective owners.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering, including the information under the caption “Risk Factors” herein and therein and under similar headings in the documents that are incorporated by reference herein or therein. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our consolidated financial statements and the related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. Unless the context otherwise requires, the terms “CarParts.com,” “the Company,” “we,” “us,” and “our” in this prospectus refer to CarParts.com, Inc., and its subsidiaries.
The Company
We are a leading online provider of aftermarket auto parts, including replacement parts, hard parts, and performance parts and accessories. We principally sell our products to individual consumers through our flagship website at www.carparts.com and online marketplaces. Our proprietary product database maps our SKUs to product applications based on vehicle makes, models and years.
We believe disintermediating the traditional auto parts supply chain and selling products directly to customers online allows us to efficiently deliver products to our customers. Our mission is getting drivers back on the road and our strategy consists of the Right Part, Right Time, Right Place, as outlined below:
Right Part means ensuring our customers can find a solution to fix their vehicle on our website. Our efforts to accomplish this include curating our proprietary catalogue, creating a fast, mobile-friendly user experience, building world class data science and inventory forecasting teams and investing more heavily in our logistics and merchandising capabilities. We continue to take steps to improve our product offerings and offer customers premium products at value prices to assist customers on finding the right part.
Right Time means getting the customers back on the road quickly. We added new distribution centers over the past two years, and plan to add more in the future, to continue improving the customer click to delivery time so that we can keep meeting our customers’ evolving expectations. Our goal is to continue to make investments to improve delivery times by getting closer to our customers to provide them the parts they need in adequate time to get back on the road quickly.
Right Place means empowering our customers to choose how they want to repair and maintain their vehicle. Whether the customer is a Do-It-Yourself (“DIY”) or a Do-It-For-Me (“DIFM”) customer, we intend to continue offering them the resources, tools, and turn-key solutions to get back on the road. Our vision is to provide customers an experience where they can order their repairs or maintain their vehicle and never leave their house. Whether we send a mobile mechanic or refer the customer to a trusted auto repair shop, we intend to be there to solve the customer’s needs and make investments in our technology, or other platforms, to bring this vision to reality.
Industry-wide trends that we believe support our strategy and future growth include:
1.
Number of SKUs required to serve the market. The number of automotive SKUs has grown dramatically over the last several years. In today’s market, unless the consumer is driving a high volume produced vehicle and needs a simple maintenance item, the part they need is not typically on the shelf at a brick-and-mortar store. We believe our user-friendly flagship website provides customers with a favorable alternative to the brick-and-mortar shopping experience by offering a comprehensive selection of approximately 865,000 SKUs with detailed product descriptions, attributes and photographs combined with the flexibility of fulfilling orders using both drop-ship and stock-and-ship methods.

2.
U.S. vehicle fleet expanding and aging. The average age of U.S. light vehicles, an indicator of auto parts demand, remained near record-highs at 11.9 years during 2020, according to the U.S. Auto Care Association. In addition, IHS, a market analytics firm, found that the total number of light vehicles in operation in the U.S. has increased to record levels, and should continue to rise through 2021, and beyond. We believe an increasing vehicle base and rising average age of vehicles will have a positive impact on overall aftermarket parts demand because older vehicles generally require more repairs. In many cases we believe these older vehicles are driven by DIY car owners who are more likely to handle any necessary repairs themselves rather than taking their car to the professional repair shop.
3.
Growth of online sales. The U.S. Auto Care Association estimated that overall revenue from online sales of auto parts and accessories would reach over $21 billion by 2023. Improved product availability, lower prices and consumers’ growing comfort with digital platforms are driving the shift to online sales. We believe that we are well positioned for the shift to online sales due to our history of being a leading source for aftermarket automotive parts through our flagship website and online marketplaces.

Beginning in 2006 we expanded our online operations, increasing the number of SKUs sold through our e-commerce network, adding additional websites, improving our internet marketing proficiency, and commencing sales on online marketplaces. Like most e-commerce retailers, our success depends on our ability to attract online consumers to our websites and convert them into customers in a cost-effective manner. Our efforts to improve the website purchase experience for our online customers have included our efforts to: (1) help our customers find the parts they want to buy through a customized and guided shopping experience specific to key part names; (2) increase order size across our sites through improved recommendation engines; and (3) provide leading customer service and product support.
We report on a 52/53-week fiscal year, ending on the Saturday nearest the end of December. References to 2020 and 2019 relate to the 52-week fiscal years ended January 2, 2021 and December 28, 2019.
Corporate Information
We were incorporated in California in 1995 and reincorporated in Delaware in 2006. Our principal executive offices are located at 2050 W. 190th Street, Suite 400, Torrance, CA 90504, and our telephone number is (424) 702-1455. Our flagship website is located at www.carparts.com, and our corporate website is located at www.carparts.com/investor. The information on, or that may be accessed through, our websites is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

THE OFFERING
The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”
Issuer
CarParts.com, Inc.
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50 million
Common stock outstanding prior to this offering
52,415,054 shares of common stock.
Common stock outstanding after this offering
Up to 3,993,610 shares of common stock, based on $50,000,000 available under the Equity Offering Sales Agreement and assuming sales at a price of $12.52 per share, which was the closing price of our common stock on The Nasdaq Global Market on December 17, 2021. The actual number of shares of our common stock issued will vary depending on the sales price under this offering
Manner of offering
Sales of shares of our common stock, if any, will be made pursuant to the terms of the Sales Agreement between us and the Sales Agent. Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act. The Sales Agent will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution.”
Use of proceeds
We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-8 for additional information.
Risk factors
See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our common stock.
Listing
Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “PRTS”.
Exclusive Sales Agent
D.A. Davidson is acting as the exclusive sales agent in connection with the offering.
Unless otherwise indicated, information in this prospectus supplement and the accompanying prospectus with respect to the number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on 52,415,054 shares of common stock outstanding as of October 2, 2021, and does not reflect:
•	5,172,812 shares of common stock issuable upon the exercise of outstanding stock options as of October 2, 2021;
•	3,101,206 additional shares of common stock reserved for issuance pursuant to other outstanding equity awards issued under our equity compensation plans as of October 2, 2021;
•	387,253 shares of common stock reserved for future awards pursuant to our equity compensation plans as of October 2, 2021;

•	250,000 shares of common stock reserved for future issuance under our employee stock purchase plan;
•	250,000 shares of common stock reserved for future issuance under our officer and director share purchase plan; and
•	542,823 shares of common stock issued since October 2, 2021.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our filings with the SEC, which are incorporated by reference in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.
Risks Related to this Offering
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
We will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment in us. Our failure to apply the net proceeds of this offering effectively could result in financial losses that could materially impair our ability to pursue our growth strategy, cause the price of our common stock to decline or require us to raise additional capital.
Purchasers in this offering will incur immediate and substantial dilution in the book value of their investment as a result of this offering.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,993,610 shares of our common stock are sold at a price of $12.52 per share, the last reported sale price of our common stock on the Nasdaq Global Market on December 17, 2021, for aggregate gross proceeds of $50,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of approximately $0.75 per share, representing the difference between our as adjusted net tangible book value per share as of October 2, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and the vesting of outstanding restricted stock units will result in further dilution of your investment. See “Dilution” on page S-9 for a more detailed discussion of the dilution you will incur in connection with this offering.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issuable upon exercise of options, restricted stock units and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales of shares of our common stock by, or the perceived possibility of sales by, our existing stockholders in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We may sell additional equity or debt securities in the future to fund our operations, which may result in dilution to our shareholders and impose restrictions on our business.
In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which, in the case of equity securities, would result in dilution to all of our shareholders or, in the case of debt securities, impose restrictive covenants that adversely impact our business. The sale of or other incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.
Future sales of shares by existing stockholders may cause our stock price to decline
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could reduce the market price of our common stock. As of October 2, 2021, we had outstanding options to purchase an aggregate of 5,172,812 shares of our stock options, exercisable at a weighted average exercise price of $2.11 per share, and 3,101,206 outstanding restricted stock units that may be settled in our common stock. The exercise of such outstanding options will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue and the proceeds from sales under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds that will be raised in connection with sales under the Sales Agreement, if any.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail in the risk factors incorporated by reference herein under the heading section captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference.
Forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We may offer and sell shares of our common stock having aggregate sales proceeds of up to $50 million from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.
We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.
The expected use of net proceeds from this offering from the sale of our common stock by us represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing investment-grade securities.

DILUTION
Purchasers of shares of our Common Stock in this offering will suffer an immediate and substantial dilution in net tangible book value per share. Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of Common Stock. Our net tangible book value as of October 2, 2021 was approximately $94,470,000, or approximately $1.80 per outstanding share of Common Stock.
After giving effect to the issuance and sale of 3,993,610 shares of Common Stock in this offering at the assumed public offering price of $12.52 per share, which was the closing price of our common stock on The Nasdaq Global Market on December 17, 2021, for aggregate gross proceeds of $50,000,000, and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of October 2, 2021 would have been approximately $143,570,000, or $2.55 per share. This represents an immediate increase in net tangible book value of $0.75 per share to our existing stockholders and an immediate dilution of approximately $0.75 per share to new investors participating in this offering, as illustrated by the following table:
Assumed public offering price per share		$12.52
Net tangible book value per share as of October 2, 2021	$1.80
Increase in net tangible book value per share after this offering	$0.75
As adjusted net tangible book value per share as of October 2, 2021, after this offering		$2.55
Dilution in as adjusted net tangible book value per share to purchaser		$0.75
The number of shares of common stock in the table above is based on 52,415,054 shares outstanding as of October 2, 2021, and excludes, in each case as of October 2, 2021:
•	5,172,812 shares of common stock issuable upon the exercise of outstanding stock options;
•	3,101,206 additional shares of common stock reserved for issuance pursuant to other outstanding equity awards issued under our equity compensation plans;
•	387,253 shares of common stock reserved for future awards pursuant to our equity compensation plans;
•	250,000 shares of common stock reserved for future issuance under our employee stock purchase plan;
•	250,000 shares of common stock reserved for future issuance under our officer and director share purchase plan; and
•	542,823 shares of common stock issued since October 2, 2021.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock acquired pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare tax on net investment income and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date of this prospectus supplement. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This discussion is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation, certain former citizens or long-term residents of the United States, certain U.S. expatriates, corporations organized under non-U.S. law that are classified as U.S. domestic corporations for U.S. federal income tax purposes, partnerships or other pass-through entities or arrangements and the equity holders therein, S corporations, “controlled foreign corporations,” “passive foreign investment companies,” real estate investment trusts, regulated investment companies, mutual funds, pension plans, corporations that accumulate earnings to avoid U.S. federal income tax, banks, financial institutions, investment funds, insurance companies, brokers or dealers in securities or foreign currency, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, governmental organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, persons that own, or have owned, actually or constructively, more than 5% of the total voting power or total value of our common stock, persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement, persons that have a “functional currency” other than the U.S. dollar, persons that acquire our common stock as compensation for services, and persons holding our common stock as part of a hedging or conversion transaction or straddle, synthetic security, constructive sale, or other integrated investment.
If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors as to particular U.S. federal income tax consequences to them of holding and disposing of our common stock.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.
Definition of non-U.S. holder
For purposes of this discussion, a non-U.S. holder is any beneficial owner (other than a partnership (including an entity or arrangement treated as a partnership) of our common stock that is not a “U.S. person” for U.S. federal income tax purposes. A U.S. person is any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions on Our Common Stock
If we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other taxable disposition of our common stock and will be treated as described under the section of this prospectus supplement titled “—Gain on Disposition of Our Common Stock” below.
Subject to the discussion below regarding backup withholding and FATCA, dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must generally furnish to us or our paying agent or any other withholding agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) including a U.S. taxpayer identification number and certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent or any other withholding agent prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent or any other withholding agent, either directly or through other intermediaries.
Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must generally furnish a properly executed IRS Form W-8ECI (or applicable successor form).
Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.
Gain on Disposition of Our Common Stock
Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock, unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or
•
our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, as long as our common stock is regularly traded on an established securities market (as described in applicable Treasury Regulations), common stock held by a non-U.S. holder will be treated as U.S. real property interests only if such non-U.S. holder actually (directly or indirectly) or constructively holds more than five percent of the total voting power or total value of such regularly traded common stock at any time during the shorter of the five-year period preceding such non-U.S. holder's disposition of, or such non-U.S. holder’s holding period for, our common stock.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Information Reporting and Backup Withholding
Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.
Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with its own U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.
Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.
Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our common stock in respect of amounts withheld.
Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA withholding on their investment in our common stock.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Sales Agent under which from time to time we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 through the Sales Agent. Sales of the shares of common stock, if any, may be made on the Nasdaq Global Market at market prices and such other sales as agreed upon by us and the Sales Agent.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may offer and sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend or terminate this offering of our common stock upon notice and subject to other conditions.
We will pay the Sales Agent commissions, in cash, for its services in acting as sales agent in the sale of our common stock. The Sales Agent will be entitled to a commission of up to 1.5% of the gross sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse a portion of the expenses, including legal fees, of the Sales Agent in connection with this offering up to a maximum of $75,000 through the date hereof and up to a maximum of $20,000 for reasonable expenses, including those of legal counsel, in connection with each required bring-down as necessary. We estimate that the total expenses for the offering, excluding commissions and expense reimbursements under the terms of the Sales Agreement, will be approximately $150,000.
Settlement for sales of shares of our common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.
The Sales Agent will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices. In connection with the sale of the common stock on our behalf, the Sales Agent Agent may, and in connection with the sale of common stock purchased by an Agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may, or will, as applicable, be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and the Sales Agent may each terminate the sales agreement at any time.
The Sales Agent and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and such affiliates have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.”
Listing on the Nasdaq Global Market
Our common stock is on the Nasdaq Global Market under the symbol “PRTS.”

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by Dorsey & Whitney LLP, Salt Lake City, Utah. Certain legal matters in connection with the offering of the securities will be passed upon for the Sales Agent by Paul Hastings LLP, Houston, Texas.
EXPERTS
The financial statements of CarParts.com, Inc. as of January 2, 2021 and December 28, 2019 and for the years then ended, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.carparts.com. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•	our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the SEC on March 16, 2021;
•	our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2021 (solely with respect to information required by Part III of our Annual Report);
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2021, filed with the SEC on May 11, 2021;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2021, filed with the SEC on August 6, 2021;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2021, filed with the SEC on November 3, 2021;
•
our Current Reports on Form 8-K filed with the SEC on April 6, 2021 (other than with respect to Item 7.01), May 20, 2021, August 3, 2021, August 5, 2021 (other than with respect to Item 2.02), and November 22, 2021; and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 23, 2007 pursuant to Section 12(b) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 3, 2021, filed with the SEC on March 16, 2021.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement until we sell all of the securities we are offering or the termination of the offering, excluding, in each case, information deemed furnished and not filed.
Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, CA 90504
Attention: Secretary
You may also access the documents incorporated by reference in this prospectus through our website at www.carparts.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PROSPECTUS

$200,000,000
CarParts.com, Inc.
Common stock
Preferred stock
Warrants
Debt securities
Subscription Rights
Units
2,000,000 Shares of
Common Stock
Offered by the Selling Stockholders
From time to time, we may offer and sell, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $200,000,000. We may also offer shares of common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
In addition, the selling stockholders may, from time to time in one or more offerings, offer and sell up to 2,000,000 shares of our common stock.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus before you invest in any securities.
Our common stock is listed on The Nasdaq Global Market under the symbol “PRTS”. On August 3, 2020, the last reported sale price for our common stock was $13.70 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. We or the selling stockholders may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by the selling stockholders.
INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 11, 2020

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate amount of $200,000,000 and the selling stockholders may sell up to an aggregate of 2,000,000 shares of common stock, in one or more offerings.
This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we sell securities in a primary offering, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”
Any prospectus supplement attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us and/or the selling stockholders. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or the date of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless the context requires otherwise, as used in this report, the terms “CarParts.com,” the “Company,” “we,” “us” and “our” refer to CarParts.com, Inc. and its subsidiaries.
U.S. Auto Parts®, U.S. Auto Parts Network™, Kool-Vue®, JC Whitney®, Carparts.com®, and Evan Fischer®, amongst others, are our United States trademarks. All other trademarks and trade names appearing in this report are the property of their respective owners.
ii

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “CarParts.com,” “the Company,” “we,” “us,” and “our” in this prospectus refer to CarParts.com, Inc., and its subsidiaries.
The Company
We are a leading online provider of automotive aftermarket parts. Our vision is that vehicle repairs and upgrades are easy and affordable. Our mission is to provide an exceptionally easy experience for our customers. Our mantra is “make it easy for our customers.” Our five core values are: customer focus, teamwork, integrity, quality, and continuous improvement.
We principally sell our products, identified as stock keeping units (“SKUs”), to individual consumers through our network of websites and online marketplaces. Our user-friendly websites provide customers with a comprehensive selection of over 1.2 million SKUs with detailed product descriptions, attributes and photographs. We have developed a proprietary product database that maps our SKUs to product applications based on vehicle makes, models and years.
Our online sales channel and relationships with suppliers enable us to eliminate intermediaries in the traditional auto parts supply chain and to offer a broader selection of SKUs than can easily be offered by offline competition.
We were incorporated in California in 1995 as a distributor of aftermarket auto parts and launched our first website in 2000. We reincorporated in Delaware in 2006 and expanded our online operations, increasing the number of SKUs sold through our e-commerce network, adding additional websites, improving our internet marketing proficiency, and commencing sales on online marketplaces. Like most e-commerce retailers, our success depends on our ability to attract online consumers to our websites and convert them into customers in a cost-effective manner. Our efforts to improve the website purchase experience for our online customers have included our efforts to: (1) help our customers find the parts they want to buy through a customized and guided shopping experience specific to key part names; (2) increase order size across our sites through improved recommendation engines; and (3) provide leading customer service and product support.
We intend to continue to implement strategies designed to build and increase our customer lifetime value by focusing on increasing gross profit after freight per transaction, transaction attachment rate, repeat purchases and conversion. We are in the process of adding resources to our marketing, user experience and technology teams to drive new investment in organic and paid search, retention marketing and improvements to our technology infrastructure. We also plan to continue to restructure the organization to focus on our most prominent e-commerce websites and provide users of our sites with the same or better experience than they would receive on the marketplace sites such as Amazon and eBay. We will therefore continue to place a significant effort on restructuring our data and catalog methodologies to enhance the discovery of products and make our catalog a stronger competitive advantage on our e-commerce sites. We expect to start to receive the benefits from some of these investments towards the end of the year. We are also taking steps to offset some of the freight and competitive pressure which have impacted our gross margin, including developing exclusive private label parts not readily available to our competitors, delivering improved customer experience and making changes to our supply chain by getting closer to the customer to realize freight savings.
We report on a 52/53-week fiscal year, ending on the Saturday nearest the end of December. References to 2019 and 2018 relate to the 52-week fiscal years ended December 28, 2019 and December 29, 2018.
Recent Developments
On July 27, 2020, we changed our name to “CarParts.com, Inc.” and filed a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company reflecting the change of our name to “CarParts.com, Inc.” In addition, on July 23, 2020, we adopted Amendment No. 2 to the Amended and Restated Bylaws of the Company to (i) reflect the change of our name to “CarParts.com, Inc.” effective upon filing the certificate of amendment and (ii) to adopt an exclusive forum provision to provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claims under the Securities Act of 1933, as amended.

Corporate Information
We were incorporated in California in 1995 and reincorporated in Delaware in 2006. Our principal executive offices are located at 2050 W. 190th Street, Suite 400, Torrance, CA 90504, and our telephone number is (424) 702-1455. Our flagship website is located at www.carparts.com, and our corporate website is located at www.carparts.com/investor. The information on, or that may be accessed through, our websites is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.
The Securities We May Offer
We may offer up to $200,000,000 of common stock, preferred stock, warrants, debt securities, subscription rights and units from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. In addition, the selling stockholders may sell up to 2,000,000 shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest or dividends;
•	redemption, conversion, exchange or sinking fund terms;
•	ranking;
•	restrictive covenants;
•	voting or other rights;
•
conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the estimated net proceeds to us.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our second amended and restated certificate of incorporation does not provide for cumulative voting rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.
Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock. We have no present plans to issue any additional shares of preferred stock.
Warrants
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.
Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common shares or preferred shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the applicable indenture that contains the terms of the debt securities. A form of indenture for senior debt securities and a form of indenture for subordinated debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Subscription Rights
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Units
We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in any applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our subsequent current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The words “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “should,” “would,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not have agreements or commitments for any specific acquisitions at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.
We will not receive any proceeds from the sale by the selling stockholders of up to 2,000,000 shares of common stock.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of our capital stock and does not purport to be complete and is qualified in its entirety by the provisions of our second amended and restated certificate of incorporation and amended and restated bylaws, which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
General
Our second amended and restated certificate of incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors is authorized, without stockholder approval except as required by the listing standards of The Nasdaq Stock Market LLC, to issue additional shares of our capital stock. In addition, our board of directors may, without further action by our stockholders, designate the rights, preferences, privileges, and restrictions of our preferred stock in one or more series. Any preferred stock that is designated and issued in the future may have voting or conversion rights that could have the effect of restricting dividends on our shares of common stock, diluting the voting power of our shares of common stock, impairing the rights of our shares of common stock in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our shares of common stock.
Common Stock
Outstanding Shares
As of June 27, 2020, there were 42,409,336 shares of common stock outstanding. Our board of directors is authorized, without stockholder approval, to issue additional shares of our common stock.
Voting Rights
Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, and do not have cumulative voting rights. Corporate actions can generally be taken by a majority of our board and/or stockholders holding a majority of our outstanding shares, except as otherwise indicated in the section entitled “Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws,” where certain amendments to our second amended and restated certificate of incorporation and amended and restated bylaws require the vote of at least 66 2/3% of our then outstanding voting securities.
Dividends
Holders of our common stock are entitled to share ratably in any dividends declared by our board of directors on the common stock and paid out of funds legally available for such dividends.
Distribution on Dissolution
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in any assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.
Rights and Preferences
Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, our common stock or any other securities convertible into shares of our common stock. There are no redemption rights or sinking fund provisions applicable to our common stock.
Other Preferred Stock
Under our second amended and restated certificate of incorporation our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the DGCL, and our second amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation would fix for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:
•	the distinctive serial designation of such series and the number of shares constituting such series;
•	the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;
•
whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	the obligation, if any, to retire shares of such series pursuant to a sinking fund;
•
whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
•	the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company; and
•	any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.
Any future issuance of additional preferred stock could adversely affect the voting power of holders of common stock and further reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Such an issuance could have the effect of decreasing the market price of the common stock. Such an issuance also could have the effect of delaying, deterring or preventing a change in control of us.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Limited.
Stock Exchange Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “PRTS”.
Anti-Takeover Provisions
Delaware Law. We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. These restrictions do not apply if:
•
before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder”;

•
the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after the date that the person became an “interested stockholder,” the business combination is approved by (i) our board of directors and (ii) authorized at an annual or special meeting of our stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.”

The statute could have the effect of delaying, deferring, or preventing a change in control.
Bylaw and Certificate of Incorporation Provisions. Our amended and restated bylaws, as amended, provide that special meetings of our stockholders may be called exclusively by a majority of our board of directors or the chairman of our board of directors. Our second amended and restated certificate of incorporation (i) provides for a board comprised of three classes of directors with each class serving a staggered three-year term, (ii) authorizes our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval, (iii) requires the approval of at least two-thirds of the outstanding voting stock to amend certain provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws, as amended, and (iv) does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
Additionally, our amended and restated bylaws, as amended, provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or our stockholders, (iii) any action asserting a claim against our company arising pursuant to any provision of the Delaware General Corporation Law or our second amended and restated certificate of incorporation or our amended and restated bylaws, as amended, or (iv) any action asserting a claim against our company governed by the internal affairs doctrine; provided that this choice of forum provision does not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
These and other provisions contained in our second amended and restated certificate of incorporation and amended and restated bylaws, as amended, could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
•	the title of the debt warrants;
•	the offering price for the debt warrants, if any;
•	the aggregate number of the debt warrants;
•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the dates on which the right to exercise the debt warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the anti-dilution provisions of the debt warrants, if any;
•	the redemption or call provisions, if any, applicable to the debt warrants;
•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of warrants;
•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•	the dates on which the right to exercise the warrants shall commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the anti-dilution provisions of the warrants, if any;
•	the redemption or call provisions, if any, applicable to the warrants;
•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•	to vote, consent or receive dividends;
•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	to exercise any rights as stockholders of the Company.
The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant warrants, which will be filed with the SEC promptly after the offering of warrants and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common shares or preferred shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. While the terms we have summarized herein will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures thereto that specify the terms of a particular series of debt securities.
We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;

•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, or subordinated debt;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to repurchase, at the holder’s option, the series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the applicable indenture;
•
additions to or changes in the provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under the applicable indenture;

•	the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series;
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the applicable indenture, and any terms that may be required by us or advisable under applicable laws or regulations; and

•	the subordination terms of the debt securities of the series, if any.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indentures
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal of, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indentures. Any waiver shall cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	a holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of  $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or

DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the applicable indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•	the price, if any, for the subscription rights;
•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each stockholder;
•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by CarParts.com in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of material federal income tax considerations, if applicable; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.
The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

SELLING STOCKHOLDERS
The selling stockholders identified below may offer and sell from time to time up to an aggregate of 2,000,000 shares of our common stock, all of which are currently outstanding.
Except as set forth herein, or incorporated by reference into this prospectus or in any applicable prospectus supplement, the selling stockholder does not have, and within the past three years have not had, any material relationship with us or any of our affiliates.
Mehran Nia
Mehran Nia has served as our director since May 2018 and was appointed as a Class I director pursuant to the Nia Agreement (as defined below). Mr. Nia is one of our co-founders and previously served as our Chief Executive Officer and President and a director from 1995 until 2007.
On May 31, 2018, we entered into a Board Candidate Agreement (the “Nia Agreement”) with Mehran Nia and the Nia Living Trust Established September 2, 2004 (the “Nia Trust” and together with Mr. Nia, “Nia”).
Under the Nia Agreement, we have appointed Mr. Nia to the Board as a Class I Director, effective May 31, 2018 and agreed to appoint a second director to the Board as a Class II Director (the “Second Director”) at such later date as mutually agreed by us and Nia. The Second Director shall be mutually agreeable to us and Nia and shall be considered “independent” as defined under the listing standards of the Nasdaq Stock Market. We have agreed that the Board would expand the size of the Board to nine directors to appoint the Second Director.
If at any point in time Nia fails to beneficially own more than 5% of our outstanding voting capital stock or Nia breaches any provision of the Nia Agreement (each, a “Termination Event”), Mr. Nia and/or the Second Director shall promptly resign from the Board upon request. In addition, in the event Mr. Nia or the Second Director, as the case may be, resigns or otherwise ceases to serve as a director, other than due to a Termination Event, prior to the expiration of the Nia Voting Period (as defined below), we and Mr. Nia agree to work collaboratively to appoint a replacement candidate (a “Replacement Candidate”) through a process conducted, and based on criteria established, by the Nominating and Corporate Governance Committee of the Board.
Additionally, at each annual or special meeting of our stockholders, Nia has agreed to vote all shares of the our capital stock beneficially owned by Nia (the “Nia Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board and has agreed not to provide assistance with any vote to be taken by our stockholders that has not been formally recommended by the Board (collectively, the “Nia Obligations”). Pursuant to the Nia Agreement, the Nia Obligations begin on the date of the Nia Agreement and shall end on the earliest to occur of (i) the date that we notify Nia in writing that we do not intend to re-nominate Mr. Nia as a director at its 2019 Annual Meeting of Stockholders or such subsequent annual meeting at which Mr. Nia would be up for re-election; and (ii) the date on which Mr. Nia ceases to serve as a director unless Mr. Nia (a) ceases to serve as a director due to a Termination Event or (b) we and Mr. Nia are working to appoint a Replacement Candidate (such period, the “Nia Voting Period”). In connection with the Nia Obligations, Nia has also granted to us an irrevocable proxy with respect to the Nia Shares during the Nia Voting Period. The terms of the Nia Agreement also contain a mutual non-disparagement provision.
On January 17, 2019 and March 25, 2019, we and Nia entered into amendments to the Nia Agreement (the “Amendments”). Under the Amendments, Nia has agreed to defer the right to designate a Second Director, provided that we agree to use commercially reasonable efforts to appoint the Second Director to the Board at a later date through one of the following methods at our sole discretion: (i) the Board nominates the Second Director to serve as a Class II director at the our 2020 Annual Stockholder Meeting; (ii) we seek stockholder approval at our 2020 Annual Stockholder Meeting to amend our Second Amended and Restated Certificate of Incorporation to expand the size of the Board to ten (10) directors and at a mutually agreeable time thereafter appoints the Second Director to serve on the Board as a Class III director; or (iii) to the extent there is an open vacancy on the Board at or prior to our 2020 Annual Stockholder Meeting, the Board shall appoint the Second Director to serve on the Board and fill such vacancy. On October 3, 2019, in connection with the Nia Agreement, as amended, and upon its own review and consideration of Mr. Barnes’ qualifications and independence, the Board agreed to appoint Mr. Barnes as a Class II director of the Company in accordance with the Nia Agreement, as amended by the Amendments.

On March 25, 2019, the Board appointed Mehran Nia as a Special Advisor to the Company. In connection with Mr. Nia’s appointment as a Special Advisor, Mr. Nia entered into a Consulting Agreement with us (the “Consulting Agreement”), pursuant to which Mr. Nia will perform such duties prescribed by our Chief Executive Officer including without limitation the following: analysis of our data and catalog and merchandising operations, real estate negotiation, vendor negotiation, and other ad hoc projects assigned to him by our Chief Executive Officer. Mr. Nia will work an average of twenty (20) hours per week during the term of the Consulting Agreement with at least eight (8) weeks of service in Manila, Philippines. As consideration for Mr. Nia’s services, Mr. Nia was granted a stock option to purchase 600,000 shares of our common stock (the “Option”) pursuant to our 2016 Equity Incentive Plan. The exercise price for the Option was $1.03, the closing sales price of our common stock as reported by Nasdaq on the date of grant. The Option vests in equal installments over a two year period, with such vesting commencing on the first month anniversary of the grant date, and the remainder of which vests and becomes exercisable in twenty-three equal monthly installments thereafter, subject to Mr. Nia’s continued service with us through such vesting dates.
The following table sets forth information as of June 27, 2020 provided by the selling stockholders regarding (i) the beneficial ownership of shares of our common stock and (ii) the number of shares of our common stock that may from time to time be offered or sold pursuant to this prospectus. The information regarding shares of our common stock beneficially owned after the offering assumes the sale of all shares of our common stock offered by the selling stockholders and that the selling stockholders do not acquire any additional shares of our common stock. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 2050 W. 190th Street, Torrance, California 90504.
No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.
The selling stockholder is not obligated to sell any of the shares of our common stock offered pursuant to this prospectus. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Because the selling stockholders identified in the table may sell some or all of the shares of our common stock owned by the selling stockholders that are included in this prospectus, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock the selling stockholders hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our common stock beneficially owned by the selling stockholders that are covered by this prospectus, but will not sell any other shares of our common stock that the selling stockholders may currently own.

	Common Stock Beneficially Owned
	Shares Beneficially Owned before Offering		Maximum Number of Shares that may be Offered Pursuant to this Prospectus	Shares Beneficially Owned After Offering(1)
Name of Selling Stockholder	Number	Percentage		Number	Percentage (%)
Mehran Nia	5,013,542(2)	11.8%	2,000,000	3,013,542	7.1%
(1)
We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)
Consists of (i) 4,763,341 shares of common stock owned directly by the Nia Living Trust Established September 2, 2004 (the “Living Trust”), of which Mehran Nia and his spouse, Fariba Nia, are co-trustees, (ii) 38,764 shares of common stock owned directly by Mr. Nia, and (iii) 211,436 shares of common stock held by Mr. Nia’s domestic partner. Mehran Nia disclaims beneficial interest in the Living Trust except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established trading markets, (4) through a combination of any of these methods, or (5) through any other methods described in a prospectus supplement. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any prospectus supplement will include, to the extent applicable, the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriters acting as principal or agent for us.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock, preferred stock or debt securities. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.
Sales through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us and/or the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us and/or the selling stockholders, as applicable.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.
If dealers are used in the sale of securities offered through this prospectus, we and/or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We and/or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.
Securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and/or the selling stockholders. Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We and/or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required prospectus supplement.
Delayed Delivery Contracts
If the applicable prospectus supplement indicates, we and/or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.
Any underwriter engaged by us and/or the selling stockholders may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging
We, the selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We and/or the selling stockholders may also make sales through the Internet or through other electronic means. Since we and/or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we may provide in any prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and/or the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us and/or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by Dorsey & Whitney LLP, Salt Lake City, UT.
EXPERTS
The financial statements of CarParts.com, Inc. (formerly U.S. Auto Parts Network, Inc.) as of December 28, 2019 and December 29, 2018 and for the years then ended, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.carparts.com/investor. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•	our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC on March 10, 2020;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2020, filed with the SEC on May 6, 2020;
•
our Current Reports on Form 8-K filed with the SEC on April 16, 2020, May 4, 2020, June 3, 2020, June 16, 2020, June 22, 2020, July 17, 2020 (other than with respect to Item 7.01), and July 27, 2020 (other than with respect to Item 7.01); and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 27, 2015 pursuant to Section 12(b) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC on March 10, 2020.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement until we sell all of the securities we are offering or the termination of the offering, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, CA 90504
Attention: Secretary
You may also access the documents incorporated by reference in this prospectus through our website at www.usautoparts.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT
D.A. Davidson & Co.
December 20, 2021